EXHIBIT 10.7
THE ISRAELI AERONAUTICAL INDUSTRIES LTD.              Commercial Confidentiality
Military Aviation Appliances Section-MALAT Plant           Grade B and D-Enertec

                         CHAPTER III - CONTRACTUAL TERMS

ARTICLE  1:  DEFINITIONS

The following terms shall be interpreted as defined aside, unless other meaning shall be explicitly stated:

1.1  SUPPLIER  /  SELLER  /  CONTRACTOR  -  ENERTEC  Ltd.

1.2  MALAT  -  The  plant  MALAT  of  the  I.A.I.  Ltd

1.3  I.A.I.  -  The  Israeli  Aeronautical  Industries  Ltd.

1.4 CUSTOMER - all final customers purchasing products from MALAT from time to time.

1.5  THE  SIDES  -  MALAT  and  the  Supplier.

1.6 CONTRACT / THE PRESENT CONTRACT / THE AGREEMENT / THE PRESENT AGREEMENT - These general terms, the terms of the order as well as any other document enclosed thereto and/or that these general terms refer to and/or the appendices of the present document refers to as well as any document to which the present general terms is enclosed to.

1.7 MAIN CONTRACT - the contract signed from time to time by MALAT/I.A.I. and the customer in view of purchase of the product and/or MALAT system comprehending the product.

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1.8  THE  PRODUCT  /  SUPPLIES - the development and/or goods and/or spare parts and/or the product file (including documentation and literature) and/or services that the Supplier is to develop and/or to produce and/or to supply and/or to grant within the framework of the present contract.

1.9 SERVICES - technical assistance, maintenance of the product, training, documentation and literature and all other services supplied by the Supplier as detailed in the present contract and the specification of the work.

1.10 JOBS - tasks undertaken by the Supplier to be effected in conformity with the present contract.

1.11 SPECIFICATION OF WORK (S.O.W.) - specification of work in the present contract, including all its parts and appendices, as updated from time to time in conformity with the instructions in the present contract.

1.12 SPECIFICATION - chapter defining the technical requirements, among others, the shape of the product and its performances, as these shall be updated from time to time, in conformity with the instructions in the present contract.

1.13 DELIVERY - Signature on receipt by MALAT after receipt of confirmation as to suitability from the Supplier and after completion of the final control and successful reception processes of the product as defined in the present contract and in the S.O.W.

1.14 TIME-TABLE - the time-table appendix of the present contract, as updated from time to time, in conformity with the instructions in the present contract.

1.15 US  DOLLAR  -the  Dollar  of  U.S.A.

1.16 EQUIPMENT CFE - the equipment, documentation and services detailed in the appendix S.O.W. and delivered and/or to be delivered to the seller by MALAT and/or as per its instructions and/or by the customer, for the purpose of implementation of the present contract.

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Words  at  singular  shall mean also plural, unless content indicates otherwise.

ARTICLE  2:  MANUFACTURER'S  GUARANTEE

2.1 The Supplier guarantees to I.A.I./MALAT that the product or its parts, supplied by him, including the equipment supplied by his sub-contractors shall operate properly and shall fulfill the performances required and the other features, all in conformity with the technical specification, the S.O.W. and the terms in the present contract, all subject to the details hereinafter.

2.2 Without derogation from the generalities above, the Supplier guarantees that the product and/or its parts shall operate properly and in combination with all assemblies with the other systems (between them themselves), all as detailed in the technical specification, S.O.W. and the others documents of the present contract.

2.3 The Supplier guarantees all deficiencies, incompliance or other defects in the job or in the product ordered, or of any part thereof, derived from the planning or work or materials or services that are defective or do not comply with the level of the requirements as detailed in the technical specification, the S.O.W. and in the other conditions of the present contract.

     To  avoid  any  doubt:

     The Supplier's guarantee refers to the compliance of the work or product to the instructions in the documents of the present contract (including the technical specifications and other technical documents by virtue of the present contract) or the quality or features required thereof, be it in detail or implied, as per correct and logical meaning as it appears from the above-mentioned documents.

2.4  PERIOD  OF  THE  GUARANTEE
     --------------------------

     2.4.1 The period of the guarantee as per the present contract shall be of eighteen months (18) as of the delivery of the product to the customer

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          and  in any case - not less than 12 months as of the date of operation of  the  product  by  the  customer.

     2.4.2 Without derogation from content in art. 1 above and in addition to the content therein, the period of the guarantee regarding the planning shall be of up to twenty (20) years as of the delivery of the product to I.A.I./MALAT by the Supplier.

2.5 By virtue of the Supplier's guarantee as per the present article, the Supplier undertakes to repair and/or to replace, as he shall be see fit, any of the components found deficient, incompatible or having other defect as stated above (hereinafter: "the deficiency").

2.6 The Supplier shall start the organization in view of performance of the repairs and/or replacements as stated immediately upon having been informed of the failure. The Supplier undertakes, further to request from I.A.I./MALAT, to repair or replace the defective part as defined in the S.O.W. (and in any case the period of the repair shall not exceed 17 days as of the date of transfer of the product to the Supplier). The transport of the items from I.A.I./MALAT to the Supplier and back shall be made by the Supplier and on his account and liability. The Supplier shall transfer to I.A.I/MALAT together with the updated item, a report stating the nature of the failure, reason having caused it and steps taken further to the repair of the failure and prevention of repetition of such failure in other products. In addition, the Supplier shall report the failures in conformity with the instructions of the quality control section of I.A.I./MALAT.

2.7 When the Supplier had repaired and/or replaced within the framework of his obligations as per article 2.5 a defective component, the period of the original guarantee for the product repaired, as determined in article 2.4 above shall be prolonged for a period as of the date when the product had been received for repair in the Supplier's warehouse and until the supply of the repaired product to MALAT and additional thirty (30) days. If the period of the guarantee left as of the date of supply of the repaired product is less than twelve (12) months, then the Supplier shall prolong on

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     his  account the period of guarantee for repair and/or replacement as above to  twelve  (12)  months  regarding  that  same  failure.

2.8 Repairs and/or replacements for the purpose of this article shall mean any action having as purpose to bring the unit or of any of its parts to normal operation and to have them perform it as well as the other features in conformity with the present contract, including: location of failure, transport, installation, connection, replacement of components, technical amendment, tuning, test, etc. The Supplier shall receive a confirmation from IAI/MALAT in advance and in writing on any change derived and/or required due to the repair and/or replacement as stated above. It is hereby clarified that subject to the maintenance regulations of the applications, IAI/MALAT customer shall do the utmost in order to isolate the defective product.

2.9 The transport of the items and their insurance, and in general, from the customer's country to the site of delivery in view of repair or replacement, as the case may be, and back to the customer's country shall be made on the Supplier's account.

2.10 It is hereby agreed that in cases when the Supplier shall advance the transfer of any product whatsoever, the start of the period of the guarantee shall not be advanced thereon, and such shall start on the planned date. To avoid doubts, changes in the time-table, including advancement of the supply, are subject to approval, in writing and in advance, from MALAT.

2.11 To avoid any doubt, it is hereby agreed that in case it is not possible to repair any failure whatsoever in the product, the Supplier shall replace the product with the defect as mentioned, by another product that shall comply with the requirements in the specification.

2.12 Should a dispute arise between the sides if the failure in the product is within the framework of the seller's guarantee as stated in this chapter, MALAT shall be entitled to ask the seller to repair the failure within the period stated in article 2.6 above and the dispute shall be transferred to the decision of an arbitrator.

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2.13 SYSTEMATIC  DEFECT
     ------------------

     2.13.1 The meaning of a systematic defect is an identical defect discovered during the period of the guarantee more than 3 times in any certain product or in more than at least 3 products in each type, even if these have successfully passed the acceptance tests.

     2.13.2 If a systematic defect is discovered, as stated, the Supplier shall immediately act in view of "identification of the defect", i.e. shall take all steps as required in order to identify its source and reasons and in view of determination of the way of repair and its future prevention (including change in the acceptance tests) and shall transfer to IAI/MALAT a written report in the matter.

     2.13.3 If a defect is identified as stated in par 2.13.1 above or if the defect is discovered more than 10 times, the Supplier undertakes to replace and/or repair on his account all the products at the disposal of IAI/MALAT, the customer of IAI/MALAT and in the Supplier's possession.

     2.13.4 The Supplier shall start the organization in view of performance of the repairs and/or replacements, as stated, immediately upon having been informed of the systematic failure. The duration of the repair shall be fixed by the Supplier and confirmed by IAI/MALAT. In any case, the Supplier undertakes to complete the repair and/or replacement within a reasonable period of time.

     2.13.5 All references to the Supplier's obligations regarding the systematic defects are in addition to his guarantee as per the other articles in this chapter.

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2.14 To avoid any doubt, it is hereby clarified that all expenses related to the implementation of the article on the Supplier's guarantee (article 2), including expenses on personnel, components, transportation and other expenses, are an integral part of the work and are included in the consideration.

2.15 The given guarantee shall be in favor of IAI/MALAT and/or the customer of IAI/MALAT.

ARTICLE  3:  OVERALL  SUPPORT  FOR  THE  PRODUCT

During a period of twenty (20) years as of the delivery of the last item of hardware to the customer, the Supplier undertakes to:

3.1 To supply to MALAT and/or the customer maintenance services and repair as defined in the S.O.W. at prices agreed upon by the sides.

3.2 To sell to IAI/MALAT, at their request, and in conformity with the terms agreed upon by the sides from time to time, additional systems and/or sub-systems as well as additional parts and equipment. The prices and the payment terms to be agreed shall not be worse than those granted to the Supplier's preferential customers for these or similar items for same quantities or similar quantities.

     In addition, the Supplier undertakes that the overall price of all spare parts, components of the product, shall not exceed in any case the present price of one unit of the product to MALAT. All spare parts ordered by MALAT shall be supplied to MALAT per the general delivery terms and shipment for the products and shall be accompanied by suitable documentation.

     The seller's obligation comprehends components manufactured by him and/or by his sub-contractors as well as components purchased by him and/or his sub-contractors as shelf components.

3.3 To execute, at the request of IAI/MALAT, changes in the product in conformity with the terms and prices agreed upon by the sides.

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3.4  To supply to MALAT, at its request, technical assistance for the operation, installation and maintenance of the product, as defined in the S.O.W. and per the terms agreed upon by the sides. The prices agreed shall not exceed those collected from the Supplier's preferential customers for the same work. The other terms also shall not be worse than those granted by the Supplier to his preferential customers.

3.5 The Supplier undertakes to supply to MALAT, for the customer's representatives, training and courses and/or information and assistance as to the "essence", or any other factor selected by MALAT to perform training for, referring to the operation and maintenance of the products in reference, in an extent and for terms as detailed in the S.O.W. and specification. The training shall be performed at the Supplier's and/or MALAT's factory and/or in the customer's country, all as detailed in S.O.W. If the training cannot be performed for the products destined to the customer, the Supplier undertakes to execute it by means of its training auxiliaries. Upon completion of the training, the Supplier shall issue to MALAT a graduation certificate signed by the Director of the Training Program or his deputy and counter-signed also by MALAT representatives.

3.6 The Supplier undertakes to supply to MALAT documentation and literature and/or information and assistance as to the "essence" or any other factor selected by MALAT, to prepare the literature all as defined in the S.O.W. and technical specifications. When the last copy of documentation and literature had been handed over, the Supplier shall issue to MALAT a completion certificate signed by the Director of the Training Program or his deputy and counter-signed also by MALAT representatives. The Supplier shall be liable entirely for the documentation during a period of five (5) years as of the date of issue of the completion certificate.

3.7 To inform IAI/MALAT on due time of any information in the Supplier's knowledge or at least two years in advance (the earliest among them) as to end of production of any component, sub-system and/or technologies required for the production and/or current maintenance of the product. Such notice shall be granted in order to enable IAI/MALAT a reasonable period of time for estimate of the situation and selection of the possibilities to

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     purchase  a  suitable  quantity of the said component or to replace it by a new  component  or  development  and  production  of  new  sub-system/s.

3.8 Without prejudice to the other instructions in the present contract, in case the Supplier shall not be able to continue the production of the product and its supply to MALAT due to reasons independent of him, the Supplier shall inform MALAT forty eight (48) month at least before the planned date when the Supplier intends to stop the work. In such a case the Supplier shall supply to MALAT or to MALAT proxies in Israel all the drawings, information, technical documentation (hereinafter: "the know-how') as well as the training and technical support required by MALAT or its proxies in order to manufacture the product in Israel. The Supplier undertakes to grant MALAT and/or its proxies permanent irrevocable right (proprietary right) and the license to manufacture the product and the spare parts in Israel, taking advantage of the know-how, and to sell the product and spare parts in Israel and in other countries in the world.

ARTICLE  4:  COMPENSATION  DUE  TO  BREACH  OF  PATENT

4.1 The Supplier declares and undertakes that during the performance of the present contract he shall not breach any patent or third party whatsoever right, be it proprietary or other, by virtue of the law or by virtue of a contract.

4.2 The Supplier declares and undertakes that if a claim should be filed against IAI/MALAT and/or any person on behalf of IAI/MALAT (hereinafter:
     "IAI/MALAT and their customers") due to breach of patent or right that a third party claims as his in relation with the present contract, the Supplier undertakes to ascertain the drop of this claim as soon as possible so that not to delay the performance of his obligations, in totality or partly, as per the present contract and/or to obtain permit to use the product and/or to replace immediately the product forbidden to use by an alternative product whose use is permitted and that shall comply with the requirements in the present contract.

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4.3  The  Supplier  shall  compensate  and/or indemnify IAI/MALAT for any damage caused and derived to IAI/MALAT further to the breach of the Supplier's obligations as stated in art. 4.1 above.

4.4 IAI/MALAT shall inform the Supplier on any claim and/or argument derived from the breach of the Supplier's obligations as stated in art. 4.1 above, immediately after its first receipt by IAI/MALAT. The Supplier shall have the sole competence to conduct the defense against any claim and/or argument as stated. IAI/MALAT shall assist the Supplier in the conduct of the defense. The Supplier shall cover the expenses of IAI/MALAT in the grant of such assistance.

4.5 The content above refers to elements of the product that are not defined in the specification and that the Supplier had added on his own opinion only.

 ARTICLE  5:  ARBITRATION

5.1 All disputes and arguments raised between the sides in relation with the instructions and the execution of the contract, except breach of confidentiality and safety, shall be transferred to the decision of one single arbitrator to be nominated by the Deputy Director of the Military Aviation Section.

5.2 The law of this article is identical to the law of an arbitration agreement as per the Law on Arbitration, 1968.

5.3 The sides undertake to continue and fulfill their obligations as per the contract also at the time of the arbitration and all its phases, but if otherwise instructed by the arbitrator.

5.4 The arbitrator shall decide in the dispute brought to his decision in conformity with the valid substantive law but shall not be beholden to conduct it as per the procedures and law of evidence fixed per any law. The decision of the arbitrator shall be final and definitive and shall commit both sides.

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ARTICLE  6:  MALAT'S  RIGHTS  ON  THE  PRODUCT

6.1 To avoid any doubt, the Supplier is hereby transferring to MALAT/I.A.I. all rights that he had had and/or has and/or shall have on the product and on the file of the product, including the license to manufacture, copyright, intellectual assets, and/or any other right and MALAT/I.A.I. shall be entitled to make use of the product and its rights as well as to transfer any right whatsoever of a third party per its sole and definite discretion.

ARTICLE  7:  TECHNOLOGICAL  IMPROVEMENTS

7.1 The Supplier undertakes to inform MALAT as to any technological improvement that the Supplier is developing on the product. After approval by the competent factors at MALAT, the Supplier undertakes to perform such improvements on the product per conditions determined by the sides.

ARTICLE  8:  BANK  GUARANTEE

8.1 According to the policy at MALAT/I.A.I. and in order to ascertain any advance payment if paid to the Supplier before the performance of the Supplier's obligations as per the present contract, the Supplier shall deposit with MALAT/I.A.I. an irrevocable, unconditional bank guarantee on the whole sum of the advance payment and in conformity with the customary terms at MALAT/I.A.I. This bank guarantee shall be in supplement to the performance bond to be deposited by the Supplier with MALAT/I.A.I. as defined in the terms of the order.

ARTICLE  9:  MANAGEMENT  OF  THE  PROJECT

9.1 Within 30 days after the signature of the present contract, the sides shall select the Directors of the projects for the period of execution of the present contract, in order to ascertain the efficient application of all terms in the contract. Should disputes arise between the two Project Directors as to the performance of the contract, the issue shall be jointly solved by meetings of both sides.

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9.2  The  Supplier  shall  transfer  monthly  to  MALAT  a  detailed  report  to comprehend most of the particulars on the progression of performance of the contract and related to various problems occurring during its running.

ARTICLE  10:  MISCELLANEOUS

10.1
     10.1.1 The Supplier declares and undertakes that there is no prevention and/or restriction, per law or other, to execute his obligations as per the present contract and that as well, there is no prevention and/or restriction, per law or other, to sell the products and any part thereof and/or to use these in Israel as well as abroad.

          To avoid any doubt, the Supplier hereby declares and undertakes that he shall develop and manufacture for I.A.I./MALAT products for which there is no end-users restriction as well as there is no restriction of use by end-users in conformity with the content in SOW, after having successfully been tested as defined in the SOW, and above in quantities and per time-tables detailed in the present contract.

     10.1.2 Should any prevention or restriction as stated in art. 10.1.1 above be created after the date of signature of the present contract, the Supplier shall inform it to I.A.I./MALAT immediately upon acknowledgement.

10.2 The Supplier undertakes not to sell and/or not to offer for sale and/or not to transfer in any way whatsoever to a customer and/or to any third party, directly or indirectly, the product, improved product, derivation of the product, parts and/or any service related thereof, when these are destined for MALAT systems. In view of the execution of this content, the Seller undertakes not to conduct any trade connections with the customer, by his initiative or through the initiative of the customer, but upon approval in advance and in writing from MALAT. If MALAT had approved the connections and/or the sale as stated above, the Seller shall act according to the instructions and terms fixed in the framework of the approval, including

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     regarding  the  payment  of  remuneration  to  MALAT  for  the  sale to the customer,  in  a  rate  fixed  by  MALAT  in  the  said  approval.

10.3 To avoid any doubt, it is hereby clarified that "indirect sale" as stated in art. 10.2 above, comprehends sale by the Supplier to a third party of the products/services detailed in the present contract, and sale of these products/services by that same third party to the customer.

10.4 The sides hereby declare that the wording of the present contract is the final and beholding form of the contract and such had been expressed jointly and on consent by both sides.

10.5 These contractual terms are in addition to any other terms in the present contract. Whenever there is contradiction between these contractual terms and the terms of the order, these contractual terms shall prevail.

10.6 Information, approval, instruction, supervision and/or test by MALAT to any of the operations performed by the Supplier and/or his sub-contractors as well as MALAT's participation and/or the customer's participation in the performance of the Supplier's tasks, by himself or through his sub-contractors, shall not exclude and/or derogate from the Seller's obligations, but if agreed upon in advance and in writing.

10.7 Delays by the Supplier in the performance of his obligations as per the present contract shall grant MALAT the right to change the time-table defined in the present contract. MALAT shall not be liable for any additional payment caused further to the Supplier's delay. The Supplier shall cover all banks and other costs derived from the incompliance with the time-table.

10.8 MALAT/I.A.I. shall be entitled to deduct and/or to offset any sum due to MALAT from the Supplier as per the present contract or by virtue of any other contract whatsoever or per law from the amounts that the Supplier is entitled to as per the present contract and/or from any defined debt due from I.A.I. to the Supplier.

                                                                            E-48
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10.9 It  is  hereby  agreed  that  all  the  Supplier's  obligations  as per the instructions in art. 2, 3, 4, 5, 6, 10.2, 10.3 of these contractual terms and art. 10,17 of the orders terms shall continue to be cast also after the completion of all the Seller's works as per the present contract and/or full receipt of the consideration by him and/or in case of termination of the present contract prior to its completion.

                                                                            E-49
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